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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 13, 1998, on the financial statements of Cellular 2000 (A Partnership) (and all references to our Firm) included in or made a part of this registration statement.

                                          HOLLIDAY, LEMONS & COX, P.C.
                                          (formerly Holliday, Lemons, Thomas &
                                          Cox, P.C.)

Texarkana, Texas
January 29, 1999